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                          EXHIBIT 21.1

                   Subsidiaries of the Company

I.   Direct Subsidiaries of the Company

     A.   Ceramco Inc. (Delaware)

     B.   Ceramco Manufacturing Co. (Delaware)

     C.   Dentsply Industria e Comercio Ltda. (Brazil)

     D.   DeTrey do Brazil Industria e Comercio Ltda. (Brazil)

     E.   Dentsply Argentina S.A.C. e I. (Argentina)

     F.   Dentsply Japan K.K. (Japan)

     G.   Dentsply Research & Development Corp. ("Dentsply R&D")
          (Delaware)

     H.   Dentsply Thailand Ltd. (Thailand)

     I.   Midwest Dental Products Corporation (Delaware)

     J.   GENDEX Dental Systems S.r.l. (Italy)

     K.   Eureka X-Ray Tube Corp. (Delaware)

     L.   DENTSPLY Export Sales Corp. (Barbados)

     M.   DENTSPLY India Limited (India)

     N.   Dentsply (Phils.) Inc. (Philippines)

II.  Indirect Subsidiaries of the Company

     A.   Subsidiaries of Dentsply R&D

          (1)  The International Tooth Co. Limited (United Kingdom)

          (2)  Dentsply (Aust.) Pty. Ltd. (Australia (Victoria))

          (3)  Dentsply Canada Ltd. (Canada (Federal))

          (4)  Dentsply de Mexico S.A. de C.V. (Mexico)

          (5)  Ceramco Europe Ltd. (Cayman Islands)

               (a)  Cermaco U.K. Limited (U.K.)

          (6)  Dentsply A.G. (Switzerland)

          (7)  Tulsa Dental Products Inc. (Delaware)

          (8)  Dentsply DeTrey GmbH (Germany)


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               (a)  Dentsply Holdings Unlimited (England)
               (b)  Dentsply Limited (Cayman Islands)

                    (i)    DeTrey Dentsply Italia S.r.l. (Italy)

                    (ii)   DeTrey Dentsply S.A. (France)

                    (iii)  A D Engineering Company Limited
                           (England)

                    (iv)   Amalco Holdings Ltd. (England)

                    (v)    Keith Wilson Limited (England)

                    (vi)   Oral Topics Limited (England)

                    (vii)  Maillefer Instruments S.A. (Switzerland)

                           (aa)  Manuplast S.A. (Switzerland)
                           (bb)  Societe Immobiliere du Champ des
                                  Echelles S.A. (Switzerland)



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